Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Cellegy Pharmaceuticals, Inc. (the “Company”) on Form 10-Q for the three months ended September 30, 2005, as filed with the United States Securities and Exchange Commission on the date hereof (the “Report”), Robert J. Caso, as Vice President, Finance and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

iii.            The Report fully complied with the requirements of sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and
iv.            The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

By:	/s/ Robert J. Caso
Robert J. Caso
Vice President, Finance and Chief
Financial Officer
	Date:	November 14, 2005